EXHIBIT 7.3

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                           IMSCO TECHNOLOGIES, INC.

                                 COMMON STOCK

                    ACCREDITED INVESTOR PURCHASE AGREEMENT

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                           IMSCO Technologies, Inc.

                                 Common Stock

                    ACCREDITED INVESTOR PURCHASE AGREEMENT

     AGREEMENT made this as of the 20th day of September, 1996, by and between IMSCO Technologies, Inc., a Delaware corporation (the "Company" or "IMSCO"), and HAMPTON TECH PARTNERS, LLC (the "Purchaser" or "Hampton").

     WHEREAS, Hampton has made a bridge loan in the amount of $300,000 to the Company (the "Bridge Loan") and in connection therewith also received 150,000 shares of the Company's common stock, for par value of $.001 per share ("Bridge Stock"); and

     WHEREAS, as an inducement for Hampton to make the Bridge Loan, the Company agreed to a subsequent financing of approximately $1.5 million by Hampton for $1.32 per share of common stock, which financing is more particularly described and set forth in this Agreement.

     WHEREAS, the Company is also conducting a media financing in the amount of $1.5 million concurrent with the offering and sale of coomon stock under this Agreement, as more particularly described herein.

     NOW, THEREFORE, the parties agree to the following terms and conditions:

     1. Issuance of Securities. The Company proposes to issue and sell 1,136,000 shares of its common stock, $0.001 par value (the "Shares") at a price of $1.32 per Share to Purchaser, for the aggregate amount of $1,499,520.

     The Shares will be offered and sold to Purchaser pursuant to an exemption from registration provided by Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Act"). The Company has prepared an offering memorandum dated January 16, l995, which has as exhibits thereto and incorporates by reference therein the Form 10-KSB of the Company for the period ended December 31, l995, the Proxy Statement dated June 19, l996 for the l996 Annual Meeting of Shareholders held on July 9, 1996, and the most recent Form 10-Q for the period ended June 30, 1996 as filed with the Securities and Exchange Commission (collectively, the "Disclosure Documents"), relating to the Company and the Shares.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Shares shall bear the following legend:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED PURSUANT TO REGULATION D IN A TRANSACTION EXEMPT FROM


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          REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF
          1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM ABOVE."

     Within 30 days of the Closing, the Company agrees to commence the registration of the Shares sold herein concurrently with the registration of the shares Bridge Stock on a Form S-3 or similar suitable registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission and which the Company agrees to keep current and effective for at least the term of the applicable "lock-up" periods as set forth below. The registration expenses (exclusive of underwriting discounts and commissions) of the Registration Statement shall be borne by the Company, except that the expenses borne by the Company shall not include the expenses of any experts retained by the selling holders, any selling commissions or discounts, nor shall they include the fees of more than one counsel for all selling holders, whose fee shall not exceed $15,000 for any registration. Upon completion of the registration of the Shares, the Shares shall be restricted from sale under a "lock-up" agreement until January 15, 1997. Under the lock-up agreement, the Company will release one-third (1/3) of the Shares at any time between effective date of the Registration Statement and January 15, 1997 if the Company's publicly traded Common Stock trades at an average closing "bid" price of at least $3.00 per share for a period of ten consecutive trading days.

     After the release of the initial one-third of the Shares, if the Company has become effective under any subsequent registration statement filed with the SEC by January 15, 1997 for the purpose of additional raising capital, including but not limited to any capital formation or value conferred having an immediate cash benefit or value to the Company in excess of $5,000,000 including private or public financing, joint venture or licensing, the remaining two-thirds (2/3) of the Shares shall be locked-up for six months from the date of such subsequent registration statement, but in no event later than July 15, 1997. If there is not a subsequent registration statement by January 15, 1997, the Shares will be released from the lock-up on January 15, 1997. Upon the release of any Shares after the expiration of the lock-up periods set forth above, after the release of the initial one-third (1/3) of the Shares, the investor will be permitted to release the remaining shares at no greater rate than the formula permitted under the liquidation provisions of SEC Rule 144, as amended.

     2. Agreement to Sell and Purchase Shares. On the basis of the representations and warranties contained in this Purchase Agreement (this "Agreement"), and subject to its terms and conditions and further subject to acceptance of this Agreement by the Company, the Company agrees to issue and sell the Shares to the Purchaser and the Purchaser agrees, to purchase from the Company 1,136,000 Shares which represents a purchase price of $1,499,520 at the rate of $1.32 per Share.

     3. Delivery and Payment. Delivery of and payment for the Shares shall be made at such place in New York, New York as the Company shall designate, at 10:00 a.m. on or before October 18, 1996 (the "Payment Date"). Purchaser shall have the right to have initial and incremental closings for amounts less than $1,499,520. The Payment Date may be varied by mutual agreement


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between Purchaser and the Company.

     Shares shall be registered in Purchaser's name and issued in such denominations as Purchaser shall request, not later than two full business days prior to the Payment Date, in writing.

     The Company shall deliver the Shares to Purchaser on the Payment Date with any transfer taxes thereon, if any, duly paid by the Company, for Purchaser's account, against payment of the Purchase Price by wire transfer to the account of the legal counsel of the Company as follows:

          Citibank, N.A..
          120 Broadway
          New York, NY  10017
          ABA # 021000089
          FAO: Campbell & Fleming Attorney Escrow Account
          Account # 37091508

     4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

          (a) The Purchaser has received a copy of the Disclosure Documents and the Purchaser has carefully reviewed the Disclosure Documents and this Agreement.

          (b) The Purchaser has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

          (c) The Purchaser is acquiring the Shares for its own account and risk and not as part of any plan or scheme to evade the registration requirements of the Act, and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The Purchaser has no plan to redistribute or resell the Shares. The Purchaser understands and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time. The Shares of Common Stock have not been registered under the Act. The Shares may not be offered or sold, directly or indirectly, in the United States unless registered or exempt from registration under the Act and any applicable state securities or blue sky laws (the "State Acts").

          (d)  The Purchaser agrees to dispose of or encumber its Shares only if
               (i) the Shares are duly registered under the Act and all applicable State Acts, or (ii) an exemption from registration under the Act, including any exemption from the registration requirements of the Act pursuant to Regulation D, and all


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               applicable State Acts, is available.

          (e) If the Purchaser is a corporation or trust or other entity, the officer or trustee or other person executing this Agreement represents and warrants that he is authorized to so sign; that the entity is authorized by the governing documents of the entity as the case may be, to make this investment;

          (f) The Purchaser understands that the offer and sale of the Shares is being made only by means of this Agreement and the Disclosure Documents. In deciding to subscribe for the Shares, the Purchaser has not considered any information other than that contained in this Agreement and the Disclosure Documents and any documents provided to the Purchaser by the Company upon request. The Purchaser acknowledges that each of such documents contain on the cover thereof a legend as to the absence of registration of the Shares under the Act and the restrictions arising under the Act. The Purchaser is aware that the purchase of the Shares involves a high degree of risk and that the Purchaser may sustain, and has the financial ability to sustain, the loss of its entire investment.

          (g) The Purchaser (i) has adequate means of providing for his current needs and possible personal contingencies, and has no need for liquidity of his investment in the Company, and (ii) is an "Accredited Investor" as defined in Rule 501 under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). Under Regulation D, to qualify as an "Accredited Investor", the Purchaser understands he must be (i) a natural person whose net worth (determined either by excluding the assets or liabilities of his spouse or including such assets or liabilities) exceeds $1,000,000; (ii) a natural person who had in each of the two most recent years, and reasonably expects to have during the current year, an individual income (that is, adjusted gross income as reported on his federal income tax return, increased by any deductions for long-term capital gain or depletion, any tax-exempt interest, and allocable losses of any partnership of which he is a partner) in excess of $200,000 or a combined income with his spouse in excess of $300,000; (iii) a domestic bank, or any savings and loan association or similar institution, such as a credit union (whether acting in its individual or fiduciary capacity), (iv) any broker or dealer registered pursuant to the Securities Exchange Act of 1934, (v) any domestic insurance company, any investment company registered under the Investment Company Act or "business development company" (within the meaning of such act), (vi) any small business investment company licensed by the United States Small Business Administration, (vii) any plan established and maintained by a state, any political subdivision thereof, or any agency or instrumentality thereof, for the benefit of its employees, if such plan has total assets in excess of

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               $5,000,000, any employee benefit plan within the meaning of Title
               I of ERISA (if the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or investment adviser registered under the Investment Advisers Act, or if the plan has total assets in excess of $5,000,000, or, in the case of a self-directed plan, if the investment decisions are made solely by persons who qualify as accredited investors); (viii) any organization described in
               Section 501(c)(3) of the Code or any corporation, Massachusetts or similar business trust, or partnership (not formed for the specific purpose of acquiring the Units) with total assets in excess of $5,000,000; or (ix) any trust with total assets in excess of $5,000,000 (not formed for the specific purpose of acquiring Common Stock if the investment decision is made by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of a prospective investment in the Shares or (x) any entity in which all of the equity owners satisfy one or more of the requirements set forth in clauses (i) through (ix).

          (h) The Purchaser has alone, or together with his Purchaser Representative (as hereinafter defined), such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of this investment. He acknowledges that (i) the person or persons, if any, named at the foot of this Agreement has or have acted as his "Purchaser Representative" as defined in Rule 501 under Regulation D of the Securities Act,
               (ii) in evaluating his investment as contemplated hereby, he has been advised by his Purchaser Representative(s), as to the merits and risks of the investment in general and the suitability of the investment for the undersigned in particular, and (iii) his Purchaser Representative, if any, has or have confirmed to the undersigned in writing (a copy of which instrument shall be annexed to this Agreement by the undersigned upon execution) of any past, present or future material relationship, actual or contemplated, between the Purchaser Representative and the Company or any affiliate of the Company.

          (i) Purchaser has received and read or reviewed with his Purchaser Representative and is familiar with this Agreement and he confirms that all documents, records and books pertaining to the investment in the Company and requested by him or his Purchaser Representative have been made available or delivered to him and/or his Purchaser Representative upon request.

          (j) Purchaser and/or his Purchaser Representative have had an opportunity to ask questions of and receive answers from the Company, or a person or


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               persons acting on its behalf, concerning the terms and conditions of this investment.

          (k) Purchaser acknowledges that the Company is concurrently conducting a offering of its shares for up to $1,500,000 in media credits to be purchased by a single institutional provider of the media credits at the same rate of $1.32 per share.

     5. Agreements of the Company. The Company agrees with the Purchaser as follows:

          (a) To advise the Purchaser, promptly after it receives notice of the issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending the use of the Disclosure Documents, or of the suspension of the qualification of the Shares or Common Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statement therein not misleading, unless such event was promptly reported by the Company in a publicly filed document.

          (c) The Company will use commercially reasonable efforts to apply the net proceeds from the sale of the Shares in accordance with the description set forth in the Disclosure Documents under the caption "Use of Proceeds."

          (d) The Company will use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

          (e) For so long as any of the Shares or the Common Stock remain outstanding and during any period in which the Company is not subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended (the" Exchange Act"), the Company agrees to make available to the Purchaser and any prospective or subsequent beneficial owner of the Shares or Common Stock in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Act or any other applicable resale provision under the Act.

          (f) The Company has agrees that, for three (3) years after the Closing Date of this Agreement, the Purchaser will have the right to designate one individual to be elected to the Company's Board of Directors. Such individual may be a director, officer, employee or affiliate of thePurchaser. In the event the Purchaser elects not to designate a person to serve on the Company's Board of Directors, the Purchaser may designate an observer to attend meetings of the Board of Directors.


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     6. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser, except as otherwise disclosed in the Disclosure Documents, that:

          (a) True and correct copies of the Disclosure Documents and the amendments thereto have been delivered by the Company to the Purchaser. No stop order to other similar order to decree preventing the use of the Disclosure Documents or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose have been commenced or are pending or, to the knowledge of the Company are contemplated.

          (b) The Disclosure Documents contain all the information specified in, and meeting the requirements of Rule 144A(d)(4) of the Act and do not, and any amendment or supplement thereto, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) This Agreement has been duly authorized, validly executed and delivered by the Company and is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (d) The authorized, issued and outstanding capital stock and other securities of the Company conform in all material respects to the descriptions thereof in the Disclosure Documents. The shares of authorized, issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. The Shares to be issued by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement will be validly issued and outstanding, fully paid, nonassessable and free of preemptive or similar rights.

          (e) The authorized, issued and outstanding capital stock and other securities of each of the Company's material subsidiaries ("Subsidiaries") have been duly authorized and validly issued and, in the case of equity securities, are fully paid, nonassessable and free of preemptive or similar rights. Except as described in the Disclosure Documents, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock or other equity interest in any of the Company's Subsidiaries.

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation. The Company and each of its Subsidiaries have the corporate power and authority necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted and as described in the Disclosure Documents. The Company has the corporate power and authority necessary to enter into and perform its obligations under this Agreement, and to issue, sell and deliver the Shares to be sold by it pursuant hereto. The Company and each of its Subsidiaries are duly registered or qualified as


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foreign corporations or to conduct their respective businesses, and are in good standing, in each jurisdiction where such qualification is required by reason of the owning or leasing of property or the conducting of business.

          (g) The Company and each of its Subsidiaries have good and marketable title, free and clear of all liens, charges and encumbrances, to all of the properties and assets described in the Disclosure Documents as owned by them, except as otherwise described in the Disclosure Documents. The properties of the Company and its Subsidiaries are insured in accordance with industry practice and are suitable for their uses.

          (h) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or, to the knowledge of the Company, contemplated to which the Company or any of its Subsidiaries is or may be a party or to which the business or property of the Company or any of its Subsidiaries is or may be subject and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, in the case of clauses (i) and (ii) above, that is not disclosed in the Disclosure Documents and which might have a material adverse effect on the Company and its Subsidiaries, the property of the Company and its Subsidiaries, the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement.

          (i) Neither the Company nor any of its Subsidiaries is in material violation of its charter or bylaws, or other equivalent instrument, or is in material default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of them or their respective properties or assets are subject. There exists no condition that, with notice, the passage of time or otherwise, would constitute a material default under any such document, instrument or agreement. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, will not conflict with or constitute a material breach of any of the terms or provisions of, or constitute a material default (with notice, the passage of time or otherwise) under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to (i) the charter or bylaws, or other equivalent instrument, of the Company or any of its Subsidiaries, (ii) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement instrument to which the Company or any of its Subsidiaries is a party or to which any of them or their respective properties or assets or assets are subject, except such as have been waived or
(iii) any law, regulation or order of any court or governmental agency or authority applicable to the Company or any of its Subsidiaries, or any of their respective material properties or assets.

          (j) Except as disclosed in the Disclosure Documents, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder's fee or like payment


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relating to the Shares, except First Capital Investments, Inc., which shall be paid a commission equal to 10% of the purchase price of Shares sold herein and a nonaccountable expense allowance equal to 3% of the purchase price of Shares sold hereunder..

     7. Indemnification. The Purchaser acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 4 hereof, and he hereby agrees to indemnify and hold harmless the Company and each officer, director, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

     8. Conditions of the Company's Obligations. The Company's obligations to sell the Shares under this Agreement on the Payment Date, is subject to the satisfaction of each and every one of the following conditions as of such Payment Date:

          (a) All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct on such Payment Date with the same force and effect as if made on and as of such Payment Date. The Purchaser shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to such Payment Date.

          (b) At such Payment Date, no stop order or other similar decree preventing the use of the Disclosure Documents or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Shares or the Company's Common Stock in any jurisdiction shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, are contemplated.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency as of such Payment Date that would prevent the issuance of the Shares. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of such Payment Date that would prevent the issuance of the Shares. On such Payment Date no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries before any court, arbitrator or governmental body, agency or official that would interfere with or adversely affect the issuance of the Shares or would individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its Subsidiaries, or in any manner draw into question the validity of this Agreement or the Shares.

     9. Revocation. The Purchaser agrees that he shall not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder and that this Agreement shall
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survive the death or disability of the undersigned, except as provided below in
Paragraph 10.

     10. Termination of Agreement. If any representation or warranty of the Purchaser contained in Paragraph 4 hereof shall not be true prior to delivery of the funds hereunder and written notice of such fact has been given to the Company, or , if any representation or warranty of the Company contained herein shall not be true in any material respect, then and in any such event this Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder or under the Company Agreement, and the Company shall promptly return to the undersigned the funds, if any, and the Agreement shall be destroyed.

     11. Acknowledgments of the Undersigned

     Subscribers residing in one of the states noted below acknowledge and/or represent as follows:

NOTICE TO RESIDENTS OF ALL STATES:

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANS FERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR CALIFORNIA RESIDENTS ONLY:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE, IF SUCH REGISTRATION IS REQUIRED.


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FOR COLORADO RESIDENTS ONLY:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981 BY REASON OF SPECIFIC EXEMPTION THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981, IF SUCH REGISTRATION IS REQUIRED.

FOR CONNECTICUT RESIDENTS ONLY:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

FOR FLORIDA RESIDENTS ONLY:

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE STATE OF FLORIDA. PURSUANT TO THE LAWS OF THE STATE OF FLORIDA, RESIDENTS OF FLORIDA SUBSCRIBING FOR ShareS ARE PERMITTED TO WITHDRAW THEIR SUBSCRIPTIONS UPON WRITTEN (OR TELEGRAPHIC) NOTICE DURING THE THREE DAY PERIOD FOLLOWING THE DATE THEIR SUBSCRIPTIONS ARE MADE.

FOR NEW JERSEY RESIDENTS ONLY:

      THIS OFFERING HAS NOT BEEN FILED WITH OR REVIEWED BY THE NEW JERSEY BUREAU OF SECURITIES OF THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

FOR NEW YORK RESIDENTS ONLY:

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THIS MEMORANDUM HAS NOT BEEN FILED WITH, OR REVIEWED BY, THE ATTORNEY GENERAL OF ANY STATE PRIOR TO ITS ISSUANCE AND USE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be
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

addressed as follows: (i) if to the Company, to IMSCO Technologies, Inc., 40 Bayfield Drive, North Andover, Massachusetts 01845, attention Sol L. Berg, with a copy to Campbell & Fleming, P.C., 250 Park Avenue, New York, New York, 10177, attention: David E. Fleming, Esq., (ii) if to the Purchaser at the address set forth at the signature page of this Agreement, or in any case to such other address as the person to be notified may have requested in writing.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, you, any controlling persons referred to herein, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other persons shall acquire or have any right under or by virtue of this Agreement. Your rights under this Agreement are not assignable.

     THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.


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

     This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement between the Company the Purchaser by signing this Agreement and completing the information requested below.

     IN WITNESS WHEREOF, the parties have executed this Agreement, the ___ day of September, 1996.

                                          HAMPTON TECH PARTNERS, LLC

                                          By:  Jeffrey Robinson
                                             ----------------------------------
                                                (Signature)

                                          Title, if applicable: Managing Member
                                          Address:

                                          IMSCO TECHNOLOGIES, INC.

                                          By:__________________________________
                                              Sol L. Berg
                                              President

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